SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 1, 2016

SolarCity Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35758	02-0781046
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3055 Clearview Way, San Mateo, California 94402

(Address of principal executive offices, including zip code)

(650) 638-1028

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Merger Agreement

On July 31, 2016, Tesla Motors, Inc. (“Tesla”), SolarCity Corporation (“SolarCity”) and D Subsidiary, Inc., a wholly owned subsidiary of Tesla (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). The Merger Agreement provides for the merger of Merger Sub with and into SolarCity (the “Merger”), with SolarCity surviving the Merger as a wholly owned subsidiary of Tesla. Capitalized terms used in this Current Report on Form 8-K but not defined herein shall have the meanings ascribed to them in the Merger Agreement.

A special committee (the “Special Committee”) composed of Donald R. Kendall, Jr. (chair) and Nancy E. Pfund, each independent and disinterested members of SolarCity’s board of directors (the “SolarCity board”), evaluated the acquisition proposal. To assist with the process, the Special Committee engaged Skadden, Arps, Slate, Meagher & Flom LLP as its legal counsel and Lazard Frères & Co. LLC as its financial advisor.

The Special Committee conducted a thorough review of the Company’s strategic alternatives, which included:

•	evaluating the Company’s long-term business plan and stand-alone opportunities for value creation, including reviewing the capital market and fund raising environment against a broad range of strategic alternatives, including the Merger and the improved access to capital and lower capital costs that it would provide;

•	conducting due diligence on the strength of Parent’s operations, opportunities for synergies and business prospects;

•	making outbound inquiries to other potential acquirers and strategic partners; and

•	receiving a fairness opinion from Lazard that the Exchange Ratio (as defined below) provided for in the Merger is fair, from a financial point of view, to holders of the SolarCity common stock, par value $0.0001 per share (the “SolarCity common stock”), (other than Mr. Elon Musk and his affiliates and certain other excluded holders) which was subsequently confirmed in writing, addressed to the Special Committee and dated as of July 29, 2016.

Following its review, the Special Committee unanimously determined that the terms and conditions of the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement and the Merger are fair to, advisable and in the best interests of the stockholders of SolarCity, and unanimously recommended that the SolarCity board approve the Merger Agreement and the Merger and the other transactions contemplated thereby, and that SolarCity’s stockholders vote for the approval and adoption of the Merger Agreement. At a meeting of the SolarCity board convened to act on the Special Committee’s recommendation, the SolarCity board members present unanimously (1) determined that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement are fair to, advisable and in the best interests of SolarCity and its stockholders; and (2) resolved to recommend that SolarCity’s stockholders approve and adopt the Merger Agreement.

Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of SolarCity common stock issued and outstanding immediately prior to the Effective Time (other than shares of SolarCity common stock owned by SolarCity as treasury stock or owned by Tesla or Merger Sub, which will be cancelled) will be converted into the right to receive 0.110 (the “Exchange Ratio”) shares of Tesla common stock, par value $0.001 per share (the “Tesla common stock”). No fractional shares of Tesla common stock will be issued in the Merger and SolarCity stockholders will receive cash in lieu of any fractional shares. SolarCity options and restricted stock unit awards will be converted into corresponding equity awards in respect of Tesla common stock based on the Exchange Ratio, with the awards retaining the same vesting and other terms and conditions as in effect immediately prior to consummation of the Merger (except for certain founder options granted in 2015 which will be cancelled for no consideration). It is intended that the Merger will qualify as a “reorganization” for U.S. federal income tax purposes.

SolarCity and Tesla have made representations and warranties to each other in the Merger Agreement customary for transactions of this type. SolarCity and Tesla have also agreed to various customary covenants and agreements, including, among others, agreements to conduct their respective businesses in the ordinary course in all material respects during the period between the signing of the Merger Agreement and the consummation of the Merger. In addition, SolarCity is subject to a number of customary interim operating covenants relating to, among other things, its capital expenditures, incurrence of indebtedness, entry into or amendment of certain types of agreements, equity grants, changes in employee compensation, and certain employment decisions.

Stockholders of SolarCity will be asked to vote on the adoption and approval of the Merger Agreement and the Merger, and stockholders of Tesla will be asked to vote on the approval of the Merger and the issuance of shares of Tesla common stock in connection with the Merger (the “Share Issuance”), at special meetings of the stockholders of SolarCity and Tesla, respectively, that will be held on dates to be announced. The consummation of the Merger is subject to, among other things, a condition that (i) the Merger Agreement and the Merger be adopted and approved by stockholders of SolarCity, including by the holders of a majority of the total votes of shares of SolarCity common stock cast on that matter at the special meeting of the stockholders of SolarCity that are not owned by Mr. Elon Musk and the other directors and named executive officers of Tesla and SolarCity, and certain of their affiliates, other than Nancy E. Pfund and Donald R. Kendall, Jr., and (ii) the Merger and the Share Issuance be approved by the stockholders of Tesla, including by the holders of a majority of the total votes of shares of Tesla common stock cast on that matter at the special meeting of the stockholders of Tesla that are not owned by Mr. Elon Musk and the other directors and named executive officers of SolarCity and certain of their affiliates. Consummation of the Merger is also subject to certain other conditions, including, among others, declaration of effectiveness of the registration statement on Form S-4 relating to the shares of Tesla common stock to be issued in the Merger, and authorization of such shares for listing on the Nasdaq Stock Market, subject to official notice of issuance, the accuracy of the other party’s representations and warranties (subject to customary qualifications), the other party’s material compliance with its covenants and agreements contained in the Merger Agreement, the absence of any event that has had a material adverse effect on the other party since the date of the Merger Agreement, the receipt by each party of an opinion from its counsel to the effect that the Merger will qualify as a “reorganization” for U.S. federal income tax purposes, and, in the case of Tesla’s and Merger Sub’s obligation to complete the Merger, the absence of certain continuing defaults or mandatory prepayment events under SolarCity’s indebtedness and SolarCity having a specified level of accounts payable.

Pursuant to the terms of a “go-shop” provision in the Merger Agreement, for 45 calendar days following the signing of the Merger Agreement (the “Go-Shop Period”), SolarCity and its representatives may solicit, discuss or negotiate alternative proposals from third parties for the acquisition of SolarCity.

Following the expiration of the Go-Shop Period, SolarCity will become subject to customary “no shop” restrictions on its and its representatives’ ability to solicit, discuss or negotiate alternative acquisition proposals from third parties, subject to exceptions for acquisition proposals that the SolarCity board of directors has determined constitutes or is reasonably expected to constitute a “Superior Proposal” (as defined in the Merger Agreement).

SolarCity has also agreed that the SolarCity board and the Special Committee will not change its recommendations with respect to the Merger, and that SolarCity will not enter into any agreement relating to an alternative acquisition proposal, except that, upon the terms and subject to the conditions set forth in the Merger Agreement, (i) the SolarCity board may withdraw its recommendation as a result of a development or change that is unknown to the SolarCity board or the Special Committee as of the date of the Merger Agreement if it determines that it would be inconsistent with its fiduciary duties not to do so, or (ii) the SolarCity board may change its recommendation and terminate the Merger Agreement in order to enter into a binding agreement with respect to an alternative acquisition proposal that the SolarCity board determines constitutes a Superior Proposal. Tesla has agreed to similar “no shop” restrictions following the signing of the Merger Agreement with respect to acquisition proposals from third parties for the acquisition of Tesla and similar restrictions on the ability of the Tesla board of directors to change its recommendation with respect to the Merger and the ability of Tesla to enter into any agreement or arrangement relating to an acquisition of Tesla, subject to similar exceptions.

The Merger Agreement contains certain termination rights for both Tesla and SolarCity, including, among other things, in the event that the Merger is not consummated on or before April 31, 2017. In addition, if the Merger Agreement is terminated under certain circumstances specified in the Merger Agreement, including by SolarCity in order to enter into an agreement with respect to an alternative acquisition proposal in accordance with the terms of the Merger Agreement, SolarCity will be required to pay Tesla a termination fee in the amount of $78.2 million, unless SolarCity terminates the Merger Agreement in order to enter into a binding agreement with respect to an alternative acquisition proposal with a third party who first made an alternative acquisition proposal prior to the expiration of the Go-Shop Period, in which case

SolarCity will be required to pay Tesla a termination fee in the amount of $26.1 million. If the Merger Agreement is terminated under certain circumstances specified in the Merger Agreement, including by SolarCity if the Tesla board of directors changes its recommendation with respect to the Merger, Tesla will be required to pay SolarCity a termination fee in the amount of $78.2 million.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

The Merger Agreement and the above description of the Merger Agreement have been included to provide investors with information regarding the terms of the Merger Agreement. It is not intended to provide any other factual information about Tesla, SolarCity or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement and may be subject to limitations agreed upon by the parties in connection with negotiating the terms of the Merger Agreement, including being qualified by confidential disclosures made by each party to the other for the purposes of allocating contractual risk between them that differ from those applicable to investors. In addition, certain representations and warranties may be subject to a contractual standard of materiality different from those generally applicable to investors and may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts. Information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by Tesla or SolarCity. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of Tesla, SolarCity or any of their respective subsidiaries, affiliates or businesses.

Voting Agreement

On July 31, 2016, concurrently with the execution of the Merger Agreement, SolarCity entered into a voting agreement (the “Voting Agreement”) with Mr. Elon Musk, solely in his individual capacity as a holder of SolarCity common stock and not in any other capacity, and the Elon Musk Revocable Trust dated July 22, 2003 (together with Mr. Elon Musk, the “SolarCity Stockholders”), pursuant to which, among other things, (i) the SolarCity Stockholders agreed that they will vote their shares of SolarCity common stock in favor of the adoption and approval of the Merger Agreement and the transactions contemplated by the Merger Agreement, unless the SolarCity board withdraws its recommendation with respect to the Merger Agreement and the Merger in accordance with the terms of the Merger Agreement, and (ii) in the event that SolarCity terminates the Merger Agreement in order to enter into a binding agreement with respect to an alternative proposal for the acquisition of SolarCity in accordance with the terms of the Merger Agreement, the SolarCity Stockholders agreed that they would vote their shares of SolarCity common stock in favor of, or tender their shares of SolarCity common stock with respect to, that alternative proposal, as applicable, in the same proportion as all other shares of SolarCity common stock are voted in favor of, or tendered with respect to, that alternative proposal. Notwithstanding the foregoing, as described above, the consummation of the Merger is subject to a condition that the Merger Agreement and the Merger be adopted and approved by the holders of a majority of the total votes of shares of SolarCity common stock cast on that matter at the special meeting of the stockholders of SolarCity that are not owned by Mr. Elon Musk and the other directors and named executive officers of Tesla and SolarCity, and certain of their affiliates, other than Nancy E. Pfund and Donald R. Kendall, Jr.

In addition, the SolarCity Stockholders agreed that in the event they transfer shares of SolarCity common stock (other than by way of charitable gifts or donations) and do not retain voting power over such shares but either (i) remain a beneficial owner of such shares or (ii) retain the economic benefits of such shares, the transferee must agree in writing to the terms of the Voting Agreement by executing and delivering a joinder agreement.

The Voting Agreement automatically terminates upon the earliest of (i) with respect to the SolarCity Stockholders’ obligations in respect of the Merger Agreement and the Merger, (A) the Effective Time, (B) the termination of the Merger Agreement in accordance with its terms and (C) the written agreement of the SolarCity Stockholders and SolarCity to terminate the Voting Agreement; and (ii) with respect to the SolarCity Stockholders’ obligations in respect of an alternative proposal for the acquisition of SolarCity, (A) the effective time of any merger or other transaction of SolarCity provided for in the binding agreement that provides for that alternative proposal, or (B) the termination of the binding agreement that provides for that alternative proposal in accordance with its terms.

The foregoing description of the Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Voting Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.03.	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On and effective July 29, 2016, the SolarCity board approved an amendment to SolarCity’s Amended and Restated Bylaws (the “Bylaws”), to implement a forum selection bylaw (the “Bylaw Amendment”). The Bylaw Amendment provides that, unless SolarCity consents in writing to the selection of an alternative forum, the Court of Chancery in the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of SolarCity, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, stockholder, employee or agent of SolarCity to SolarCity or SolarCity’s stockholders, (iii) any action asserting a claim against SolarCity or any current or former director, officer, stockholder, employee or agent of SolarCity arising out of or relating to any provision of the General Corporation Law of the State of Delaware or SolarCity’s Amended and Restated Certificate of Incorporation or Bylaws or (iv) any action asserting a claim against SolarCity or any current or former director, officer, stockholder, employee or agent of SolarCity governed by the internal affairs doctrine of the State of Delaware (or if the Court of Chancery in the State of Delaware lacks subject matter jurisdiction over any such action or proceeding, the sole and exclusive forum for such action or proceeding shall be another state or federal court located within the State of Delaware).

The foregoing summary is qualified in its entirety by reference to the Bylaw Amendment, which is filed as Exhibit 3.1 to this Current Report and incorporated by reference herein.

Item 8.01.	Other Events.

On August 1, 2016, Tesla and SolarCity each published a joint post on their respective website blogs announcing the entry into the Merger Agreement, as well as an investor presentation regarding the Merger. Copies of the joint blog post and the investor presentation are attached hereto as Exhibits 99.1 and 99.2 respectively, and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of July 31, 2016, by and among SolarCity Corporation, Tesla Motors, Inc. and D Subsidiary, Inc.

3.1	First Amendment to the Amended and Restated Bylaws of SolarCity Corporation, effective as of July 29, 2016.

10.1	Voting and Support Agreement, dated as of July 31, 2016, by and among SolarCity Corporation, Elon Musk and the Elon Musk Revocable Trust dated July 22, 2003.

99.1	Joint Blog Post, dated August 1, 2016.

99.2	Investor Presentation Relating to Announcement of the Merger Agreement, dated August 1, 2016.

Forward Looking Statements

This material or any statements incorporated by reference herein are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on SolarCity’s current expectations, estimates and projections about its business and industry, management’s beliefs and certain assumptions made by SolarCity and Tesla, all of which are subject to change. In addition, forward-looking statements also consist of statements involving trend analyses and statements including such words as “will,” “may,” “anticipate,” “believe,” “could,” “would,” “might,” “potentially,” “estimate,” “continue,” “plan,” “expect,” “intend,” and similar expressions or the negative of these terms or other comparable terminology that convey uncertainty of future events or outcomes are intended to identify forward-looking statements. All forward-looking statements

*

Certain schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K promulgated by the SEC. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

address matters that involve risks and uncertainties, many of which are beyond our control, and are not guarantees of future results. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements and caution must be exercised in relying on forward-looking statements. We believe that these factors include, but are not limited to, the following: 1) uncertainty as to whether SolarCity will be able to enter into or consummate the proposed transaction on the terms set forth in Tesla’s proposal; 2) uncertainty as to the actual premium that will be realized by SolarCity stockholders in connection with the proposed transaction; 3) failure to realize the anticipated benefits of the proposed transaction, including as a result of delay in completing the transaction or integrating the businesses of SolarCity and Tesla; 4) uncertainty as to the long-term value of Tesla common shares; 5) adequacy of SolarCity’s or Tesla’s risk management and loss limitation methods; 6) the resolution of any claims, investigations or litigation, including the investigation by the U.S. Treasury Department; 7) pricing trends, including SolarCity’s and Tesla’s ability to achieve economies of scale in manufacturing, installation and capital costs; 8) Tesla’s ability to implement its business strategy; 9) adequacy of Tesla’s or SolarCity’s loss reserves; 10) continued liquidity and sufficiency of capital, including capital necessary to consummate the proposed transaction; 11) retention of key executives; 12) intense competition from a number of sources; 13) future regulations and policies affecting SolarCity’s and Tesla’s businesses, such as net energy metering policies; 14) general economic and market conditions; 15) the integration of businesses Tesla may acquire or new business ventures Tesla may start; 16) the success of new product releases by Tesla and SolarCity; 17) the evolving legal, regulatory and tax regimes under which we operate; 18) the expected amount and timing of cost savings and operating synergies; 19) failure to receive the approval of the stockholders of either SolarCity or Tesla; 20) our use of and reliance on U.S. Treasury grants and federal, state and local incentives and tax attributes; 21) the fair market value of our solar energy systems, including amounts potentially payable to our fund investors as a result of decreased fair market value determinations by the U.S. Treasury Department; 22) unpredictability and severity of natural disasters; and 23) other developments in the markets SolarCity and Tesla operate, as well as management’s response to any of the aforementioned factors.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the Risk Factors included in our most recent reports on Form 10-K and Form 10-Q and other documents of SolarCity and Tesla on file with the Securities and Exchange Commission. Our SEC filings are available publicly on the SEC’s website at www.sec.gov. Any forward-looking statements made or incorporated by reference herein are qualified in their entirety by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, us or our business or operations. Except to the extent required by applicable law, we undertake no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

No Offer or Solicitation

This document does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Additional Information and Where To Find It

The proposed transaction will be submitted to the shareholders of each of SolarCity and Tesla for their consideration. Tesla will file with the SEC a Registration Statement on Form S-4 that will include a joint proxy statement/prospectus of SolarCity and Tesla. Each of SolarCity and Tesla will provide the joint proxy statement/prospectus to their respective shareholders. SolarCity and Tesla also plan to file other documents with the SEC regarding the proposed transaction. This document is not a substitute for any prospectus, proxy statement or any other document which SolarCity or Tesla may file with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF SOLARCITY AND TESLA ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website (www.sec.gov). In addition, investors and shareholders will be able to obtain free copies of the joint proxy statement/prospectus and other documents filed with the SEC by the parties on SolarCity’s Investor Relations website (http://investors.solarcity.com) (for documents filed with the SEC by SolarCity) or Tesla’s Investor Relations website (http://ir.tesla.com) (for documents filed with the SEC by Tesla).

Participants in the Solicitation

SolarCity, Tesla, and certain of their respective directors, executive officers and other members of management and employees, under SEC rules may be deemed to be participants in the solicitation of proxies from SolarCity and Tesla shareholders in connection with the proposed transaction. Information regarding the interests of the persons who may, under the rules of the SEC, be deemed participants in the solicitation of SolarCity and Tesla shareholders in connection with the proposed transaction will be set forth in the joint proxy statement/prospectus when it is filed with the SEC. You can find more detailed information about SolarCity’s executive officers and directors in its definitive proxy statement filed with the SEC on April 21, 2016. You can find more detailed information about Tesla’s executive officers and directors in its definitive proxy statement filed with the SEC on April 15, 2016. Additional information about SolarCity’s executive officers and directors and Tesla’s executive officers and directors can be found in the above-referenced Registration Statement on Form S-4 when it becomes available.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLARCITY CORPORATION, a Delaware corporation

By:	/s/ Lyndon Rive
Name:	Lyndon Rive
Title:	Chief Executive Officer

Date: August 1, 2016

EXHIBIT INDEX

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of July 31, 2016, by and among SolarCity Corporation, Tesla Motors, Inc. and D Subsidiary, Inc.

3.1	First Amendment to the Amended and Restated Bylaws of SolarCity Corporation, effective as of July 29, 2016.

10.1	Voting and Support Agreement, dated as of July 31, 2016, by and among SolarCity Corporation, Elon Musk and the Elon Musk Revocable Trust dated July 22, 2003.

99.1	Joint Blog Post, dated August 1, 2016.

99.2	Investor Presentation Relating to Announcement of the Merger Agreement, dated August 1, 2016.

*	Certain schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K promulgated by the SEC. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.